UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2015

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)    Resignation of Director
On June 24, 2015, Hunter Gary resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Gary's resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors. Mr. Gary resigned because he currently serves on several boards of directors and wanted to decrease his number of directorships as a result of certain ISS standards.
(d)    Election of Director
Effective as of June 25, 2015 the Board of Directors of the Company, pursuant to the Company’s Bylaws (i) elected Jonathan Christodoro to the Board of Directors to fill the vacancy created by Mr. Gary’s resignation, and (ii) appointed Mr. Christodoro to replace Mr. Gary on the compensation committee of the Board of Directors.
Mr. Christodoro, 39, has served as a Managing Director of Icahn Capital LP (“Icahn Capital”), the entity through which Carl C. Icahn manages investment funds, since July 2012. Mr. Christodoro is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, from 2007 to 2012, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC (“P2 Capital Partners”). Prior to P2 Capital Partners, Mr. Christodoro served in various investment and research roles at Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of: eBay Inc. (“eBay”), a global commerce and payments company, since March 2015; Hologic, Inc. (“Hologic”), a supplier of diagnostic, medical imaging and surgical products, since December 2013; Enzon Pharmaceuticals, Inc. (“Enzon”), a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013); and Herbalife Ltd. (“Herbalife”), a nutrition company, since April 2013. Mr. Christodoro was previously a director of Talisman Energy Inc. (“Talisman”), an independent oil and gas exploration and production company, from December 2013 to May 2015. Carl C. Icahn has or previously had non−controlling interests in each of eBay, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania's Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.
There are no arrangements or understandings between Mr. Christodoro and any other persons pursuant to which he was selected as a director of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015		American Railcar Industries, Inc.

	By:	/s/ Umesh Choksi
	Name:	Umesh Choksi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer